Exhibit 32

AGNC Investment Corp.
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
We, Peter J. Federico, President and Chief Executive Officer, and Bernice E. Bell, Executive Vice President and Chief Financial Officer of AGNC Investment Corp. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
1.The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PETER J. FEDERICO
Name:	Peter J. Federico
Title:	President and Chief Executive Officer (Principal Executive Officer)
Date:	February 23, 2022

/s/ BERNICE E. BELL
Name:	Bernice E. Bell
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date:	February 23, 2022
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.